UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 31, 2012, the shareholders of T3 Motion, Inc. (the “Company”) approved William Tsumpes to serve as an independent director as defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, for a term of one year. Mr. Tsumpes was nominated to the Board of Directors as a designee of Ki Nam pursuant to the Company’s Standstill Agreement with Mr. Nam dated July 17, 2012.

The nominating committee of the Board of Directors determined that Mr. Tsumpes possesses strong management experience with technology companies and the private security and automotive industry sectors.

As is standard practice for all non-executive Directors, Mr. Tsumpes will receive a cash fee of $20,000 for his service on the Board of Directors. The Company will also reimburse Mr. Tsumpes for expenses related to his attending meetings of the Board of Directors, executive sessions and shareholder meetings.

Mr. Tsumpes has served as the Chief Executive Officer and President of AirNET Data Corporation, an international provider of wholesale cellular data services, since he founded the company in July 2008. He also serves as the Chief Executive Officer and President of Seaguard Electronics, LLC, a manufacturer of custom electronics for use in the professional security and automotive industries, since he founded the company in January 1994.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its annual stockholders meeting on Monday, December 31, 2012. Summarized below are final results of the matters voted on at the annual meeting:

Matters Voted On	For	Against	Abstain	Broker non-votes
To elect seven directors:
Ki Nam	9,390,601	--	9,439	2,562,793
Steven Healy	9,385,241	--	14,799	2,562,793
Bruce Nelson	9,389,001	--	10,789	2,562,793
David Snowden	9,385,601	--	14,439	2,562,793
Robert Thomson	9,389,001	--	11,039	2,562,793
Rod Keller	9,389,251	--	10,789	2,562,793
William Tsumpes	9,388,891	--	11,149	2,562,793
To increase the number of shares underlying the Company’s 2010 Stock Incentive Plan from 3,150,000 to 18,150,000	6,005,232	3,338,678	56,130	2,562,793
To ratify the appointment of KMJ Corbin & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012	11,838,540	112,638	11,655
To approve the compensation paid to the Company’s named executive officers	6,018,055	3,328,730	53,255	2,562,793

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: January 7, 2013	By:	/s/ Rod Keller
		Name:	Rod Keller
		Title:	Chief Executive Officer

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